Exhibit 99.1


FOR IMMEDIATE RELEASE                       FOR INFORMATION CONTACT:

                                              James A. Aston
                                              Office of the Chairman
                                              Insignia Financial Group, Inc.
                                              (864) 239-1661

                                              Neil J. Kreisel
                                              President
                                              Insignia Residential Group, L.P.
                                              (212) 370-9200

                                               or

                                              Anthony Ciepiel
                                              Chief Operating Officer
                                              Realty One
                                              (216) 328-2657


               INSIGNIA FINANCIAL ENTERS SINGLE FAMILY BROKERAGE
                 ACQUIRES TENTH LARGEST RESIDENTIAL FIRM IN U.S.


     Greenville, SC, September 30 - Insignia Financial Group, Inc. (NYSE:IFS) today announced it has agreed to acquire Realty One and its affiliated companies, including First Ohio Mortgage Company, for approximately $39 million, with approximately $35 million paid in cash and the balance in IFS stock, valued at $20 per share for the transaction. According to the company, pricing of the acquisition is within Insignia's normal investment parameters.

     Realty One, a full-service residential broker headquartered in Cleveland, is the tenth largest residential real estate brokerage firm in the nation and Ohio's largest. With more than 1,400 sales associates and 400 support staff located in more than 45 offices throughout northern Ohio, it represents more than 90 residential builders and handles more than 20,000 transactions valued at more than $2.5 billion annually. First Ohio Mortgage (FOMC) originates single family home mortgages for both Realty One clients and third parties.

     Realty One to serve as Insignia platform for national  consolidation

     "With Insignia's residential real estate heritage as a preeminent manager, our entry into the single family home brokerage business was inevitable," said Andrew L. Farkas, chairman and chief executive officer of Insignia Financial Group. "We built on that experience in 1995 when we purchased two preeminent New York City managers of cooperative and condominium apartments, with the long term view of moving into the residential brokerage business in a market where we could access a concentrated inventory. Since then, while better understanding that business, we sought to identify a specific niche and secure the best platform to launch our entry in this industry, and gain a competitive advantage. With Realty One, we believe we can now substantially participate in what will ultimately be significant consolidation within the home brokerage industry."

     "This plan and acquisition precisely fits our core corporate strategy: identify highly fragmented real estate industry segments; acquire strong regional players; increase margins through improved management and systems; then, over time, consolidate the market, gaining industry leadership and generating significant returns on investment," Mr. Farkas added.

More than 50,000 residential brokerages in U.S.

     The residential brokerage industry is comprised of more than 50,000 companies throughout the United States. These consist of independent brokerages as well as franchise operations. No single independent broker commands more than one percent of the national market, and no national franchise company maintains more than an 11 percent market share, with only three franchise companies holding more than three percent.

     "Our strategic analysis demonstrates several key facts concerning the residential brokerage industry. First, there are fundamental differences in operating philosophies between franchises and independent operators. Second, in virtually every US market, two or three brokers control the market by a wide margin; and third, the only option available now to major independents who wish to participate in the industry's consolidation is franchise operations," continued Mr. Farkas.

Insignia offers alternative

     "While the franchise option can be attractive to some operators, in a significant number of instances we have found at least one of the major area brokers is fundamentally opposed to it, but is highly motivated to participate in the industry consolidation. Because these operators are unlikely to ever join a franchise system, offering a consolidation opportunity with a national, independent company that does not operate in a franchise format, but as a single, seamless unit, does not compete directly with the franchise format offered by HFS and others. Insignia simply offers an alternative," Mr. Farkas stated.

Realty One dominates region with unique strategies, tactics

     "Because of its strategic approach coupled with its technological, marketing and cultural tactics, Realty One possesses a distinct competitive advantage that makes it a superior platform from which Insignia can launch this strategy," explained Mr. Neil J. Kreisel, president of Insignia Residential Group. "The combination of its management and systems, including its lead generations system has actually proven to increase margins each year for the last three consecutive years, reversing a trend that is pervasive in the residential brokerage business," he concluded.

     Realty One is a leading innovator in developing technology-based marketing and lead-generation systems that provide more sales opportunities to its agents. Its proprietary CARS (Customer Acquisition and Retention System) identifies potential homebuyers and defines their "homebuying readiness." The company integrates this information into a marketing program that goes beyond traditional advertising and marketing methods to include a proprietary home catalog, outbound and inbound telemarketing, educational seminars, websites and an "800" hotline. In addition to the CARS technology, Realty One's innovative marketing system provides a competitive advantage for both the consumer and the agent.

     "We've been consolidating our market for several years now and continue to look for growth," explained Joseph T. Aveni, chairman and chief executive officer of Realty One. "In fact, over the last 15 years Realty One has acquired nearly 60 companies in our region. It was clear that the franchise alternative, while productive for some operators, did not meet the needs of our business model. In order to play nationally, though, we knew that we had to ally ourselves with a major, financially able, national player. Insignia was identified as an obvious lead candidate very early on. We, in fact, solicited Insignia's interest, and are extremely excited by the prospects. We intend to move aggressively now to become the independent alternative, and create a national organization throughout the United States."

     Realty One will retain its brand name and current management. Joseph Aveni will continue as chairman and chief executive officer of Realty One, through at least 2002. He will report to Mr. Kreisel. Vincent Aveni, chairman emeritus and founder of the company will continue in that role. Anthony Cepiel, who has been promoted to president of Realty One, will operate the day-to-day affairs of the company.

Realty One acquisition typifies Insignia strategy

     Insignia has undertaken similar strategies in the past. In June 1996 it acquired the Edward S. Gordon Company (ESG), now called Insignia/ESG. At that time Insignia indicated that a key part of its strategy was to acquire the best company in the U.S. in a given business segment, and build a national infrastructure and network around it, using the acquired firm's market superiority as a model. Since the acquisition of ESG, Insignia has acquired Rostenberg-Doern in Stamford, CT.; Frain Camins & Swartchild in Chicago; Forum Properties in Portland, OR; and HMB Property Services in Denver. It has also opened a 28 person Insignia/ESG office in Phoenix, AZ.

     According to Mr. Farkas, Insignia anticipates utilizing the same basic model in its single family home brokerage strategy.

First Ohio Mortgage Company contributes to integration

     The inclusion of FOMC, Mr. Farkas added, will give Insignia the opportunity to originate mortgage loans for its customers, and is consistent with Insignia's objectives of full integration.

     The total value of existing single-family homes sold in 1996 was $594 billion, based on National Association of Realtors figures showing that 4.08 million existing homes were sold at an average price of $145,500. With brokers typically receiving a six-percent commission, annual industry revenues for 1996 are estimated at $35.62 billion. These figures do not include the value of new home sales. Over the past two decades, the Midwest region, according to Realty One, has been one of the most stable home sale regions, in both price and volume.

     Certain items in this press release may constitute forward-looking statements within the meaning of the Private Litigation Reform Act of 1995 and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any, such statement is based.

     Insignia Financial Group, Inc. is a fully integrated real estate services company headquartered in Greenville, SC. Insignia is the largest manager of multi-family residential properties in the United States and is also among the largest managers of commercial properties. Insignia was founded in 1990 and has since grown to provide property and/or asset management services for approximately 2,600 properties in more than 500 cities in 48 states. Its portfolio includes 285,000 residential units (including cooperative and condominium units) and approximately 150 million square feet of retail, commercial and industrial space.

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